UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       September 19, 2007
Northwest Bancorp, Inc

(Exact name of Registrant as specified in its charter)

Federal	0-23817	23-2900888

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Liberty Street, Warren, Pennsylvania 16365

(Address of principal executive offices)
(814) 726-2140

Registrant’s telephone number, including area code
Not Applicable

(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreements. On September 19, 2007, the Compensation Committee of the Boards of Directors of Northwest Bancorp, Inc. and Northwest Savings Bank approved amended and restated employment agreements with William J. Wagner, William W. Harvey, Jr., Steven G. Fisher, Gregory C. LaRocca, Robert A. Ordiway, and four other officers. Such agreements supersede the prior employment agreements entered into with each respective executive, and were amended and restated in order to bring such agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations promulgated thereunder. The employment agreements for Messrs. Wagner, Harvey, Fisher, LaRocca and Ordiway are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (a) Financial Statements of Businesses Acquired: None
          (b) Pro Forma Financial Information: None
          (c) Shell company transactions: None
          (d) Exhibits:
Exhibit 10.1: Employment Agreement for William J. Wagner

Exhibit 10.2: Employment Agreement for William W. Harvey Jr.

Exhibit 10.3: Employment Agreement for Steven G. Fisher

Exhibit 10.4: Employment Agreement for Gregory C. LaRocca

Exhibit 10.5: Employment Agreement for Robert A. Ordiway

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BANCORP, INC.
Date: September 25, 2007	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer (Duly Authorized Representative)